UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

                       0-50481                                                                  56-1953785
(Commission File Number)                              (IRS Employer Identification No.)

23811 Inverness Place
Laguna Niguel, California 92677
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On August 1, 2008, Aeolus Pharmaceuticals, Inc. (the "Company") entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three accredited institutional investors  (the “Investors”) pursuant to which the Company agreed to sell to the Investors  (and one or more additional accredited investors)  units comprised of senior unsecured convertible notes of the Company (the “Notes”), in an aggregate principal amount of up to $5,000,000, which shall bear interest at a rate of 7% per year and mature on the 30-month anniversary of their date of issuance, and warrants to purchase up to an aggregate of 10,000,000 additional shares of Common Stock (the “Warrant Shares”), each with an initial exercise price of $0.50 per share, subject to adjustment pursuant to the warrants (the “Warrants”). Each unit (collectively, the "Units") is comprised of $1,000 in Note principal and Warrants to purchase up to 2,000 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), and has a purchase price of $1,000.

On August 1, 2008, the Company sold and issued to the Investors 500 Units comprised of Notes in the aggregate principal amount of $500,000 and Warrants to purchase up to 1,000,000 shares of Common Stock for an aggregate purchase price of $500,000 (the "Financing").  The Notes and Warrants were issued pursuant to the Purchase Agreement. The Investors have also agreed, upon the satisfaction of certain conditions by the Company pursuant to the Purchase Agreement, to purchase an additional 125 Units on each of September 2, 2008, October 1, 2008, November 3, 2008 and December 1, 2008 (the "Subsequent Closings"), in each case for an aggregate purchase price of $125,000.  The Notes issued in the Financing and at the Subsequent Closings have, or will have, an initial conversion price of $0.35 per share, subject to adjustment pursuant to the Notes.  In addition, the Investors (and one or more additional accredited investors) have the option to purchase up to an additional 4,000 Units, in one or more closings (each, an "Election Closing"), and at their sole option at any time on or before February 1, 2010. The additional Units sold at an Election Closing would also be sold by the Company at a purchase price of $1,000 per Unit, except that the initial conversion price of the Notes issued in an Election Closing will equal the volume weighted average closing sale price for the Common Stock for the sixty consecutive trading day period ending on the trading day immediately preceding such Election Closing, provided that such initial conversion price may not be less than $0.20 per share or greater than $0.75 per share, in each case subject to adjustment pursuant to the Note.

The Notes will be convertible, at the Investors' sole election, into shares of Common Stock at any time and from time to time.  The conversion price of the Notes (including the $0.20 floor and $0.75 ceiling price with respect to Notes issued at Election Closings) and the exercise price of the Warrants are subject to adjustment in the event of a stock dividend or split, reorganization, recapitalization or similar event.  Additionally, the conversion price of the Notes and the exercise price of the Warrants may be reduced in the event the Company issues securities at a price per share lower than the then current conversion price of the Notes.

Interest on the Notes accrues at the rate of 7.0% per annum from the date of issuance, and is payable semi-annually, with respect to the Notes issued in the Financing, on January 31 and July 31of each year, commencing on January 31, 2009.  Interest shall be payable, at the Company's sole election, in cash or shares of Common Stock, to holders of Notes on the record date for such interest payments, with the record dates for Notes issued in the Financing being each January 15 and July 15 immediately preceding an interest payment date. If the Company elects to pay interest in shares of Common Stock, it will have to notify the noteholders of such election at least three business days prior to the record date for such interest payment, and the number of shares to be issued will be determined by dividing the amount of interest to be paid in shares by the volume weighted average closing price over the 15 consecutive trading days period ending on the fifth trading day immediately preceding the applicable interest payment date.

The Warrants are exercisable for a five year period from the date of issuance and contain a “cashless exercise” feature that allows the Investors to exercise the Warrants without a cash payment to the Company under certain circumstances.

The Purchase Agreement, the form of Note attached as Exhibit A to the Purchase Agreement, and the form of Warrant attached as Exhibit B to the Purchase Agreement, are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Purchase Agreement, the Notes and the Warrants and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to these exhibits.

The net proceeds to the Company from the sale of 500 Units in the Financing, after deducting for expenses, were approximately $400,000. The Company intends to use the net proceeds from the Financing to finance the development of AEOL 10150 and to fund ongoing operations of the Company. In the event the Company sells the additional 500 Units eligible to be sold on or before December 1, 2008 under the Purchase Agreement, the Company expects the total net proceeds to the Company from the sale of the combined 1,000 Units issued in the Financing and at the Subsequent Closings, after deducting for expenses, to be approximately $885,000. The Company intends to also use the net proceeds from the sale of any additional Units in Election Closing to finance the development of AEOL 10150 and to fund ongoing operations of the Company.

The maturity of the Notes may be accelerated upon the occurrence of an event of default, which includes, subject to certain grace periods, exceptions and qualifications as set forth in the Notes, the failure by the Company to maintain the listing of the Common Stock, the failure of the Company to deliver shares Common Stock in a timely manner following a conversion, the failure of the Company to have reserved a sufficient number shares of Common Stock to issue upon conversion of the Notes, the failure by the Company to make payments on the Notes in a timely manner, payment defaults by the Company or any of its significant subsidiaries on debt or other obligations in excess of $100,000, the occurrence of certain bankruptcy events with respect to the Company or its significant subsidiaries, judgments rendered against the Company or its significant subsidiaries in excess of $100,000 and breaches of material representations, warranties or covenants by the Company under the Purchase Agreement or the Notes. Upon the occurrence of an event of default related to a bankruptcy of the Company, the Notes shall immediately become due and payable.  Upon the occurrence of any event default other than a bankruptcy event of default, the any holder of the Notes, in its sole discretion, may declare this Note to be immediately due and payable and the Company shall pay to the holder in cash the sum of all outstanding principal multiplied by 115%, plus accrued and unpaid interest and late charges thereon.

In the event of a change of control of the Company, as set forth in the Notes, the holders of Notes shall be given senior convertible notes in the successor entity in a form satisfactory to the Investors and substantially similar to the form and substance of the Notes.

The Notes also provide that the Company shall not perform certain activities without the consent of the holders of Notes representing a majority of the then-outstanding principal subject to the Notes. A complete list of these and other restrictive covenants and affirmative covenants of the Company under the Note are included in the Note, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Affiliates of Xmark Opportunity Partners, LLC are the sole investors in the Financing. Together with its affiliates, Xmark Opportunity Partners, LLC beneficially owned approximately 50% of the Company's outstanding common stock prior to the Financing. Xmark Opportunity Partners, LLC is the sole manager of Goodnow Capital, L.L.C. and possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow. Goodnow has the right to designate up to two directors for election to the Company's Board of Directors pursuant to the terms of a purchase agreement between Goodnow and the Company. David C. Cavalier, a current director of the Company, is President of Goodnow.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing contain representations to support the Company’s reasonable belief that each Investor had access to information concerning the Company’s operations and financial condition, each Investor acquired the securities for its own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that each Investor is sophisticated within the meaning of Section 4(2) of the Securities Act and an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing other than communications with the Investors; the Company obtained representations from each Investor regarding its investment intent, experience and sophistication; and each Investor either received or had access to adequate information about the Company in order to make informed investment decisions.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 8.01  Other Events.

On August 1, 2008, the Company issued a press release announcing the completion of the Financing. The text of the press release is set forth in Exhibit 99.1 attached to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit #	Description
10.1	Securities Purchase Agreement dated August 1, 2008 by and among the Company and the investors whose names appear on the signature pages thereof.
10.2	Form of Senior Convertible Note issued by the Company dated August 1, 2008
10.3	Form of Warrant to Purchase Common Stock issued by the Company dated August 1, 2008.
99.1	Press Release dated August 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date:  August 1, 2008
/s/ Michael P. McManus___________________
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary